Exhibit 99.1

Resources Global Professionals Announces Quarterly Dividend Payment Date

IRVINE, Calif.--(BUSINESS WIRE)--January 24, 2017--Resources Global Professionals (“RGP”), the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), announced that the Board of Directors of Resources Connection, Inc. has approved an $0.11 per share cash dividend, payable on March 16, 2017 to all shareholders of record on February 16, 2017.

ABOUT RGP

RGP, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational consulting firm that helps leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting; finance; governance, risk and compliance management; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; and legal and regulatory.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,400 professionals, annually serving over 1,800 clients around the world from 67 practice offices.

Headquartered in Irvine, California, RGP has served 86 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about RGP is available at http://www.rgp.com. (RECN-F)

CONTACT:
Resources Global Professionals
Analyst Contact:
Herbert Mueller, CFO
(US+) 1-714-430-6500
hmueller@rgp.com
or
Media Contact:
Michael Sitrick
(US+) 1-310-788-2850
mike_sitrick@sitrick.com